UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018
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Mastercard Incorporated (Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2018, Mastercard Incorporated (the “Company”) announced that Ann Cairns, President, International, will transition from her current role to Vice Chairman, effective June 1, 2018 (the “Transition Date”). The Company indicated that effective as of the Transition Date, Ms. Cairns will be succeeded by Gilberto Caldart, who currently serves as President, Latin America and the Caribbean. Ms. Cairns’ employment agreement with the Company, which was previously disclosed, will be amended effective as of the Transition Date to reflect the following changes:

•Her 2018 base salary will be reduced from £406,250 to £300,000
•For the period beginning on the Transition Date, she will not be eligible for future cash bonus payments under the Company’s Senior Executive Annual Incentive Compensation Plan
•In the event that Ms. Cairns leaves the Company, she will receive a fixed payment equal to:

◦	A continuation for 18 months of her base salary in effect on May 31, 2018, plus

◦	An amount equal to 1.5 times the annual incentive bonus she received for 2017

Ms. Cairns will continue to be eligible to receive awards under the Company’s Long Term Incentive Plan.

The Company’s press release regarding Ms. Cairns’ transition is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by Mastercard Incorporated, dated April 5, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	April 5, 2018	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

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